Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in the registration statement (Form S-1/A2) of C. Wolters Consultants, Inc. of our report dated July 24, 2012, with respect to the balance sheet as of March 31, 2012, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from January 12, 2012 (inception) to March 31, 2012 to be included in this registration statement.

/s/ SAM KAN & COMPANY ___________________________________
Firm’s Manual Signature
Alameda ___________________________________
City, State
February 25, 2013 ___________________________________
Date